                                                                   EXHIBIT 10.29

                   DRKOOP.COM, INC. AND SALON INTERNET, INC.

                          PREFERRED PARTNER AGREEMENT

     This Preferred Partner Agreement (the "Agreement") is made and entered into as of April 20, 1999 by and between drkoop.com, Inc. ("DKC"), with its principal place of business at 8920 Business Park Drive, Suite 200, Austin, Texas 78759, and Salon Internet, Inc. ("Salon"), with its principal place of business located at 706 Mission Street, 3rd Floor, San Francisco, CA 94013 (individually a "party" and collectively, the "parties").

                                   RECITALS

     WHEREAS, DKC develops, markets and maintains an integrated suite of Internet enabled, consumer oriented software applications and services, including, but not limited to, Dr. Koop's Community, electronic commerce and advertising and promotional services on the Internet at the web site located at
URL: http://www.drkoop.com or any replacement or successor URL (the "DKC Web Site");

     WHEREAS, Salon is an original content Internet magazine covering books, art and ideas which provides, among other things, articles, advertising and promotional services on the Internet at the web site located at URL: http://www.salonmagazine.com or any replacement or successor URL (the "Salon Web Site");

     WHEREAS, Salon desires to create a section on the Salon Web Site dedicated to healthcare and DKC desires to provide Salon with healthcare information and health-related services for this section which shall be located at URL: http://www.salonmagazine.health.com or a replacement or successor URL (the "Salon Health Site") and which shall be accessible to Users (as defined below) through links on the Salon Web Site and the DKC Web Site; and

     WHEREAS, DKC desires to host a site at URL: http://www.
salonmagazine.drkoop.com or a replacement or successor URL (the "DKC/Salon Site"), wherein Salon Users may purchase products on-line through a Storefront (as defined below) on the Salon Health Site which is linked to the DKC/Salon Site and Salon desires to have DKC provide such services.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the obligations set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

________________________
Confidential treatment has been requested for portions of this exhibit. the copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                  ARTICLE 1.
                                  DEFINITIONS

     1.1. DEFINITIONS. Capitalized terms used in the Agreement shall have the meanings given below:


          (a)  EFFECTIVE DATE means the date first set forth above.

          (b) DKC CONTENT means content used on the DKC Web Site owned by DKC or which DKC has the right to sublicense to Salon as further described on Exhibit A attached hereto.
---------

          (c) HOME PAGE means the first page of a web site which is displayed when accessing the associated URL.

          (d) LINKS means text, banners, logos and contextual links (a "Graphical Image") which permit a User to go from one party's web site to another web site by clicking on the Graphical Image.

          (e) PRODUCT(S) means prescription and over-the-counter medication and other health related products, the sale of which is facilitated by DKC through the DKC/Salon Site.

          (f) QUALIFIED SALE means a sale in which a User followed a Link from the Salon Health Site to the DKC/Salon Site and purchases a Product.

          (g) SALON CONTENT means content on the Salon Web Site owned by Salon or which Salon has the right to sublicense to DKC, including, without limitation, Salon's Table Talk discussion groups and original stories appearing on the Salon Web Site as further described on Exhibit B attached hereto.
                                              ---------

          (h) STOREFRONT means the web page on the Salon Health Site which is designed as a virtual store where Salon Users may shop for Products and, if so desired, may purchase Products by clicking on a Link to the DKC/Salon Site where such sales are facilitated.

          (i) UNAUTHORIZED CODE means harmful program or data incorporated into files which destroys, erases, damages or otherwise disrupts the normal operation of the User's computer systems or allows for unauthorized access to the User's computer systems.

          (j) USER means any individual visiting the Salon Web Site, DKC Web Site, Salon Health Site or DKC/Salon Site, as the case may be.

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                                  ARTICLE 2.
                                 LICENSE GRANT

     2.1. LICENSE GRANT TO SALON. Pursuant to the terms and conditions of the Agreement, DKC hereby grants to Salon and Salon hereby accepts a nonexclusive, nontransferable, and fully paid-up right and license (without the right to sublicense) to use, copy and display, in a manner "framed" by or "embedded" within the Salon Health Web Site, as well as offer and distribute to Users solely in conjunction and integrated with the Salon Health Site, the DKC Content. Salon shall launch the Salon Health Site within one (1) month of the Effective Date.

     2.2. LICENSE GRANT TO DKC. Pursuant to the terms and conditions of the Agreement, Salon hereby grants to DKC and DKC hereby accepts a nonexclusive, nontransferable, and fully paid-up right and license (without the right to sublicense) to use, copy and display, in a manner "framed" by or "embedded" within the DKC/Salon Site, as well as offer and distribute to Users solely in conjunction and integrated with the DKC/Salon Site, the Salon Content. DKC shall launch the DKC/Salon Site within two (2) months of the Effective Date.

     2.3. ON-LINE SERVICE AGREEMENT. Each party shall only distribute the other party's Content to its Users pursuant to an on-line service agreement. The On-line Service Agreement shall allow Users the right to reproduce one copy of the Content for their personal, noncommerical use.

     2.4. EDITING. Neither party shall modify, edit, abbreviate, censor or limit the other party's Content, except for the specific "framing" or "embedding" contemplated by the Agreement.

     2.5. DKC AS EXCLUSIVE PROVIDER. Within the United States and within any other country in which Salon does business and/or in which the Salon Web Site and/or Salon Health Site are marketed, Salon shall not, without the prior written consent of DKC, display any healthcare or related information or provide any healthcare related services on the Salon Web Site and/or the Salon Health Site, except for such content and services authorized or developed by Salon or a freelance Writer/developer.

                                  ARTICLE 3.
                                    LINKING

     3.1. LINKING.

          (a) Salon shall establish and maintain at least one Link: (i) from the Salon Web Site Home Page to the Salon Health Site, (ii) from the Salon Health Site to the DKC/Salon Site Home Page, (iii) from the Salon Emporium e-commerce area on the Salon Web Site to the Storefront, and (iv) in content on the Salon Health Site to related resource information on the DKC/Salon Site.

          (b) DKC shall establish and maintain one or more Links from the: (i) DKC Web Site to the DKC/Salon Site, and (ii) DKC/Salon Site to the Salon Web Site.

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          3.2. SALON AS PREMIER PARTNER. When DKC implements a "Premier Partner
Section" (as defined below) on the DKC Web Site, DKC shall include a Link from the Premier Partner Section on the DKC Web Site Home Page to the DKC/Salon Site. "Premier Partner Section" means the section on the DKC Web Site used for
 -----------------------
advertising affiliates with whom DKC has a strategic relationship and who are in the primary business of providing magazine style content on the Internet.

          3.3. DKC AS EXCLUSIVE STOREFRONT.

               (a) As soon as practicable from the Effective Date, Salon shall implement a Storefront on the Salon Health Site, which shall be Linked from the Salon Health Site to the DKC/Salon Site. Once a User follows a Link to the DKC/Salon Site, DKC shall facilitate the purchase of Products by the User. The Storefront shall be the exclusive on-line retail section for all prescription, over-the-counter drug and other health related item sales on the Salon Web Site and Salon Health Site. After the launch of the Storefront, Salon shall not accept advertising which directly sells pharmaceutical and health related products on-line within one hyperlink from the same site. As used herein, `advertising which directly sells" means that a user may link to a HTML page on which a product is for sale by within one hyperlink from such advertising.

               (b) DKC shall enable Salon Users to purchase Products by Linking Users to affiliated e-commerce web sites (the "Affiliated Partners"). The Affiliated Partners shall process all Product orders and each Affiliated Partner reserves the right to reject orders that do not comply with any requirements of the Affiliated Partner. The Affiliated Partners will be responsible for all aspects of order processing and fulfillment, including, without limitation, preparing order forms; processing payments, cancellations and returns; and handling customer service. If Salon so desires to include an Affiliated Partner Product in the Storefront, Salon shall comply with any requirements of such a Partner, as provided to it from time to time by DKC.

                                  ARTICLE 4.
                           MARKETING AND PROMOTIONS

          4.1. PROMOTION BY SALON.

               (a) Salon shall place advertising banners on each page of the Salon Health Site promoting the DKC/Salon Site, which shall include a minimum of
* * * banner advertisements, Linked to the DKC/Salon Site, pursuant to the following schedule and terms:


                    (i) during the first successive year following the Effective Date, a minimum of * * * impressions;


___________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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               (ii)      during the second successive year following the
     Effective Date, a minimum of * * * impressions;

               (iii) during the third successive year following the Effective Date, a minimum of * * * impressions; and

               (iv) the banners shall be within at least three (3) hyperlinks from the Salon Web Site Home Page and Salon Health Site Home Page and shall be evenly distributed throughout the relevant period.

          (b) Where appropriate and at Salon's discretion, Salon may periodically feature the Salon Health Site and the DKC/Salon Site in its newsletter and distribute it to its registered Users.

          (c) Where appropriate and at Salon's discretion, Salon shall prominently feature DKC in Salon promotional, sales and marketing materials, including press coverage, where possible. Notwithstanding the foregoing, Salon shall also conduct at least six (6) special promotions featuring the Salon Health Site, which shall be mutually agreed to by the parties, and in no event shall Salon conduct less than two (2) special promotions per year. Salon shall obtain DKC's prior written consent before distributing any promotional materials or undertaking any such promotional events.

     4.2. PROMOTION BY DKC. Where appropriate and at DKC's sole discretion, DKC may periodically feature Salon and the Salon Health Site in its drkoop.com newsletter, on the DKC Web Site Home Page and in other DKC promotional, sales and marketing materials, including press coverage, where possible. DKC shall obtain Salon's prior written consent before distributing any promotional materials.

     4.3. ON-GOING EFFORTS.

          (a) DKC and Salon shall participate in joint sales and marketing discussions at mutually agreed times and locations to discuss how the parties can participate in additional joint marketing and business development opportunities.

          (b) Salon and DKC agree to release a joint press release within thirty (30) days of the Effective Date. From time to time thereafter, the parties may issue joint press releases as mutually agreed upon.


__________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ARTICLE 5.
                               PAYMENT AND FEES

     5.1. PAYMENT. Pursuant to the terms and conditions set forth herein, DKC shall pay to Salon a fee of $600,000 (the "Fee"), payable in accordance with the following payment schedule:

          (a) * * * payable on the earlier of (i) the Effective Date, or (ii) March 12, 1999;
          (b)  * * * on or before March 31, 1999;
          (c)  * * * on or before January 31, 2000;
          (d)  * * * on or before August 31, 2000;
          (e)  * * * on or before February 28, 2001; and
          (f)  * * * on or before August 31, 2001.

     5.2. TRANSACTION FEES FROM PRODUCT SALES.

          (a) DKC shall pay to Salon a transaction fee of * * * of the Net Proceeds on Qualified Sales of Products originating from the Storefront on the Salon Health Site (the "Transaction Fee"). As used herein, "Net Proceeds" means
                        ---------------                      ------------
revenue actually received by DKC for any such sale from its Affiliated Partners.

          (b) Transaction Fees are due and payable on the thirtieth (30th) day after the calendar quarter following the calendar quarter in which the revenue was received. If a Product that generated a Transaction Fee is returned, the corresponding Transaction Fee will be deducted from the next quarter's payment. Transaction Fee checks shall be accompanied by a report. The form, content and frequency of the report may vary from time to time in DKC's discretion; provided, however, that such reports shall be issued no less frequently than once per calendar quarter and shall contain sufficient information to enable Salon to determine if the appropriate Transaction Fees have been paid.

          (c) If the Transaction Fees payable to Salon for any calendar quarter are less than $100.00, DKC will hold such Transaction Fees until the total amount due is at least $100.00 or until this Agreement is terminated, whichever occurs first. If a Product generating a Transaction Fee is returned by the User, DKC will deduct the corresponding Transaction Fee from the next quarterly payment. If there is no subsequent payment, DKC will send Salon a bill for the transaction fees, and Salon shall reimburse DKC.

     5.3. ADVERTISING AND REVENUE SHARE.

          (a) During the term of the Agreement, Salon shall have the first right to sell advertising space on the Salon Health Site. DKC may sell any excess advertising, subject to


____________________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Salon's acceptance of such advertising. The Net Advertising Revenue (as defined below) generated by Salon from such advertising shall be shared between the parties with * * * of such Net Advertising Revenue allocated to Salon and * * * of such Net Advertising Revenue allocated to DKC. In the event that DKC sells such advertising, then DKC shall receive * * * of such Net Advertising Revenue and * * * of such Net Advertising Revenue be allocated to Salon. Salon shall provide monthly advertising reports to DKC for impressions delivered. As used herein, "Net Advertising Revenue" means gross revenue of actual sales less costs
         -----------------------
paid to acquire the advertising, not to exceed 20% of the total gross revenue.

          (b) In addition to Section 5.3 (a), Salon shall pay DKC * * * of Salon's actual rates charged for advertising which accrues to Salon during the term of this Agreement from paid banner advertising ("Banner Advertising Revenue") that both (i) appears on pages of the Salon Health Site and (ii) prominently features DKC Content such that a majority of that page's content (excluding advertisements, teasers and text links) is composed of DKC Content. For purposes of this section, DKC Content excludes "teaser" content and contextual links to the Salon Health Site.

          (c) TIME OF PAYMENT. Net Advertising Revenue and Banner Advertising Revenue due to DKC shall be due and payable on the thirtieth (30th) day after the calendar quarter following the calendar quarter in which the revenue was received. If the Net Advertising Revenue payable to the other party for any calendar quarter is less than $100.00, the selling party will hold such Net Advertising Revenue until the total amount due is at least $100.00 or until this Agreement is terminated, whichever occurs first.

     5.4. AUDIT. Each party shall maintain records of all activities subject to payments pursuant to the Agreement. Each party shall permit a reputable independent certified public accounting firm designated by the other party to have access, at a mutually agreed upon time during normal business hours, to the records and books of account which relate solely to the Agreement for the purpose of determining whether the appropriate fees have been paid. Such audits may not be required more often than once every year provided, however, that either party may audit the other within six (6) months of any audit in which a discrepancy of five percent (5%) or greater is discovered. If a discrepancy is discovered, the party in whose favor the error was made will promptly pay the amount of the error to the other. The party requesting the audit will pay the cost of the audit, provided, however, that if a discrepancy is discovered of five percent (5%) or greater, then the audited party will pay the cost of the audit.

     5.5. REPORTING AND SITE USAGE. Each party shall provide the other party with monthly site usage reports within fifteen (15) days of the end of each month.

____________________
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ARTICLE 6.
                   TRADEMARKS AND OTHER PROPRIETARY MATTERS.

     6.1. DKC TRADEMARK LICENSE. Subject to the terms and conditions of the Agreement, DKC hereby grants to Salon a limited license to use the DKC trademarks as set forth on Exhibit D (the "DKC Marks") on the Salon Web and
                           ---------
Salon Health Web Sites solely for purposes of using, marketing and promoting the Salon Health and DKC/Salon Site during the Term of the Agreement. In the event that Salon desires to use the DKC Marks outside of the Salon Web and Salon Health Web Sites, Salon shall, in each instance, obtain DKC's written approval for use of the DKC Marks in any such collateral marketing materials, which consent shall not be unreasonably withheld or delayed.

     6.2. USE OF NAME AND LIKENESS. Salon shall not have any right to use the name and/or likeness of Dr. C. Everett Koop or to make any statements, whether written or oral, which state or otherwise imply, directly or indirectly, any endorsement from or affiliation with Dr. Koop in any manner whatsoever without the prior written consent of DKC, which consent may be withheld in DKC's sole discretion.

     6.3. SALON TRADEMARK LICENSE. Subject to the terms and conditions of the Agreement, Salon hereby grants to DKC a limited license to use the Salon trademarks as set forth on Exhibit E (the "Salon Marks") on the DKC Web and
                           ---------
DKC/Salon Web Sites solely for purposes of using, marketing and promoting the Salon Health and DKC/Salon Sites during the Term of the Agreement. In the event that DKC desires to use the Salon Marks outside the DKC Web and DKC/Salon Web Sites, DKC shall, in each instance, obtain Salon's written approval for use of the Salon Marks in any such collateral marketing materials, which consent shall not be unreasonably withheld or delayed.

     6.4. RESERVATION OF RIGHTS. The parties acknowledge and agree that (i) each party's Marks are and shall remain the sole property of that party; (ii) nothing in the Agreement shall convey to either party any right of ownership in the other party's Marks; (iii) neither party shall now or in the future contest the validity of the other party's Marks; and (iv) neither party shall in any manner take any action that would impair the value of, or goodwill associated with, such Marks. The parties acknowledge and agree that all use of the other party's Marks by a party shall inure to the benefit of the party whose Marks are being used.

     6.5. QUALITY STANDARDS AND MAINTENANCE. The parties acknowledge and agree that it is necessary for each party to maintain uniform standards governing all facets of its web site in order to provide Users worldwide with high quality and consistent levels of service, and to protect the reputation and goodwill associated with its web site. Accordingly, the parties agree that the quality of goods and services offered under each of their respective sites shall be at least as high as the quality of the goods and services offered by the other party. The parties agree to comply with such specific standards for use of the respective Marks as each party may, in its discretion, establish and modify from time to time.

                                  ARTICLE 7.
                             INTELLECTUAL PROPERTY

     7.1. DKC USER DATA. DKC may request its Users, including Salon's Users, to provide personal information when they sign up for certain services, including requesting information on a specific disease, chat rooms and forums ("User Data"). Such User Data is owned by each User and DKC does not use or disclose any such User Data without the consent of the User. Nothing contained herein shall be construed as an obligation of a party to provide User Data to the other party.

     7.2. SALON INTELLECTUAL PROPERTY RIGHTS. DKC agrees that all right, title and interest in and to the Salon Content shall remain in Salon, including all copyright and other intellectual property rights. DKC shall have no right, title and interest in and to the Salon Content or any copyright or other intellectual property rights therein, other than the rights to use and redistribute such Content as granted by this Agreement.

     7.3. DKC INTELLECTUAL PROPERTY RIGHTS. Salon agrees that all right, title and interest in and to the DKC Content shall remain in DKC, including all copyright and other intellectual property rights. Salon shall have no right, title and interest in and to the DKC Content or any copyright or other intellectual property rights therein, other than the rights to use and redistribute such Content as granted by this Agreement.

                                  ARTICLE 8.
                  REPRESENTATIONS AND WARRANTIES; LIMITATIONS

     8.1. DKC WARRANTY. DKC represents and warrants for the benefit of Salon that the DKC Content and DKC Marks do not and will not infringe any copyright, trademark or trade secret of any third party and do not and will not constitute a defamation or invasion of the rights of privacy or publicity of any kind of any third party.

     8.2. SALON WARRANTY. Salon represents and warrants for the benefit of DKC that the Salon Content and Salon Marks do not and will not infringe any copyright, trademark or trade secret of any third party and do not and will not constitute a defamation or invasion of the rights of privacy or publicity of any kind of any third party. Salon also represents and warrants that it is not an entity or an affiliate of any entity which engages in the manufacture or wholesale distribution of tobacco or tobacco products (such activities are collectively referred to as "Tobacco Industry Affiliation").

     8.3. INDEMNIFICATION BY DKC. DKC agrees to indemnify and hold harmless Salon, its officers, directors, employees and agents from and against any claims, demands, causes of action and judgments (including reasonable attorneys' fees and court costs) (collectively, "Salon Claims") by any third party arising out of any breach or alleged breach of any of DKC's representations and warranties set forth in Section 8.1, provided that Salon gives DKC prompt written notice of the assertion of any such Salon Claims. DKC shall have the option to undertake and control the defense and settlement of any such Salon Claims; provided, however, that Salon may participate in any such proceeding at its own expense with counsel of its own choosing.

     8.4. INDEMNIFICATION BY SALON. Salon agrees to indemnify and hold harmless DKC, its officers, directors, employees and agents from and against any claims, demands, causes of action and judgments (including reasonable attorneys' fees and court costs) (collectively, "DKC Claims") by any third party arising out of any breach or alleged breach of any of Salon's representations and warranties set forth in Section 8.2, provided that DKC gives Salon prompt written notice of the assertion of any such DKC Claims. Salon shall have the option to undertake and control the defense and settlement of any such DKC Claims; provided, however, that DKC may participate in any such proceeding at its own expense with counsel of its own choosing.

                                  ARTICLE 9.
                            LIMITATION OF LIABILITY

     9.1. WARRANTY. THE AGREEMENT IS AN AGREEMENT FOR SERVICES. NOTWITHSTANDING THE FOREGOING AND EXCEPT AS SET FORTH IN ARTICLE 8, BOTH PARTIES SPECIFICALLY DISCLAIM ALL WARRANTIES WITH REGARD TO THE SALON WEB, SALON HEALTH, DKC WEB AND DKC/SALON SITES, CONTENT AND SERVICES PROVIDED THEREUNDER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, AND NOT BY WAY OF LIMITATION, THE PARTIES DO NOT WARRANT THAT THE SALON WEB, SALON HEALTH, DKC WEB AND DKC/SALON SITES WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION OR THAT ANY FILES AVAILABLE FOR DOWNLOAD FROM SUCH SITES ARE FREE OF INFECTION BY VIRUSES, WORMS OR OTHER UNAUTHORIZED CODE.

     9.2. DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA, LOSS OF BUSINESS OR OTHER LOSS ARISING OUT OR RESULTING FROM THE AGREEMENT, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF EITHER PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT OR ANY OTHER THEORY OF LIABILITY. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR THE GREATER OF (i) THE CUMULATIVE AMOUNT ACTUALLY PAID BY EACH PARTY TO THE OTHER PARTY, OR (ii) $50,000.

                                  ARTICLE 10.
                                CONFIDENTIALITY

     10.1. CONFIDENTIALLY OBLIGATIONS. Either party (the "Disclosing party") may from time to time disclose Confidential Information to the other party (the "Recipient"). "Confidential Information" is all nonpublic information
               ------------------------
concerning the business, technology, internal structure and strategies of the Disclosing party which is conveyed to the Recipient orally or in tangible form and is either marked as "confidential" or which is identified as "confidential" prior to disclosure. During the term of the Agreement and for a period of two (2) years thereafter, Recipient will keep in confidence and trust and will not disclose or disseminate, or permit any employee, agent or other person working under Recipient's direction to disclose or disseminate, the existence, source, content or substance of any Confidential Information to any other person. Recipient will employ at least the same methods and degree of care, but no less than a reasonable degree of care, to prevent disclosure of the Confidential Information as Recipient employs with respect to its own confidential user data, trade secrets and proprietary information. Recipient's employees and independent contractors will be given access to the Confidential Information only on a need-to-know basis, and only if they have executed a form of non-disclosure agreement with Recipient which imposes a duty to maintain the confidentiality of information identified or described as confidential by Recipient and after Recipient has expressly informed them of the confidential nature of the Confidential Information. Recipient will not copy or load any of the Confidential Information onto any computing device or store the Confidential Information electronically except in circumstances in which Recipient has taken all necessary precautions to prevent access to the information stored on such device or electronic storage facility by anyone other than the persons entitled to receive the Confidential Information hereunder.

     10.2. PERMITTED DISCLOSURES. The commitments in this Section 10 will not impose any obligations on Recipient with respect to any portion of the received information which: (i) is now generally known or available or which, hereafter, through no act or failure to act on the part of Recipient, becomes generally known or available; (ii) is rightfully known to Recipient at the time of receiving such information; (iii) is furnished to Recipient by a third party without restriction on disclosure and without Recipient having actual notice or reason to know that the third party lacks authority to so furnish the information; (iv) is independently developed by Recipient; or (v) is required to be disclosed by operation of law or by an instrumentality of the government, including, but not limited to, any court, tribunal or administrative agency.

                                  ARTICLE 11.
                             TERM AND TERMINATION

     11.1. TERM. The term of the Agreement shall commence upon the Effective Date and shall continue for three (3) years (the "Initial Term"). The Agreement may be renewed upon mutual agreement of the parties, but such agreement to renew must be made not less than ninety (90) days before the expiration of the Initial Term.

     11.2. TERMINATION FOR LOW PAGE VIEWS. DKC has the right to terminate the Agreement following the first anniversary of the Effective Date and, again, on the second anniversary of the Effective Date of the Agreement, if the following page views for the Salon Health Site are not met:

               (1)  * * * page views by April 15, 2000
               (2)  * * * page views by April 15, 2001

Termination pursuant to this Section 11.2 shall be effective if given in writing within thirty (30) days of the applicable anniversary of the Effective Date. Salon shall not, or shall not cause others to, artificially inflate its page views.

     11.3. TERMINATION FOR BREACH. If either party is in default of any material provision of the Agreement and such default is not cured within thirty
(30) days of receipt of written notice, the non-breaching party shall have the right to terminate the Agreement.

     11.4. TERMINATION FOR INSOLVENCY. Either party shall have the right to terminate the Agreement in writing immediately if the other party (i) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors; or (ii) admits in writing its inability to pay its debts as they become due.

     11.5. TERMINATION FOR TOBACCO AFFILIATION. Upon commencing any activities relating to Tobacco Industry Affiliation, Salon shall promptly notify DKC of its intent to undertake Tobacco Industry Affiliation. Upon receipt of such notice or upon learning of any such Tobacco Industry Affiliation from a third party, DKC shall have the right to immediately terminate the Agreement without liability of any kind.

     11.6. SURVIVAL. The rights and obligations under Articles 7 (Intellectual Property Rights), 8 (Representations and Warranties; Limitations), 9 (Limitation of Liability), 10 (Confidentiality) and 13 (General Provisions) and Sections 5.2 (Transaction Fees) and 6.4 (Trademarks and Other Proprietary Matters) shall survive after the expiration or earlier termination of the Agreement.

                                  ARTICLE 12.
                                     * * *

     12.1.  * * *

                                  ARTICLE 7.
                           MISCELLANEOUS PROVISIONS

     13.1. ASSIGNMENT. Neither party may sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, except that a party's rights hereunder may be transferred to a successor of all or

____________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

substantially all of the business and assets of the party (no matter how the transaction or series of related transactions is structured).

     13.2. ENTIRE AGREEMENT. The Agreement constitutes the entire understanding and agreement between the parties, and supersedes all previous agreements (whether written or oral) concerning the subject matter hereof. The Agreement may not be amended or supplemented except by a written document executed by the parties to the Agreement.

     13.3. GOVERNING LAW. The Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its laws or rules relating to conflicts of law.

     13.4. NOTICE. All notices, statements and reports required or permitted by this Agreement shall be in writing and deemed to have been effectively given and received: (i) five (5) business days after the date of mailing if sent by registered or certified U.S. mail, postage prepaid, with return receipt requested; (ii) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by another means specified in this section; or (iii) when delivered if delivered personally or sent by express courier service. Notices shall be addressed as follows:


     For DKC:                                For Salon:
          drkoop.com, Inc.                        Salon Internet, Inc.
          8920 Business Park Drive                706 Mission St., 3rd Floor
          Austin, TX 78759                        San Francisco, CA 94013

          Attn: Chief Financial Officer           Attn: Andrew Ross


     Either party may change its address for the purpose of this paragraph by notice given pursuant to this paragraph.

     13.5. FORCE MAJEURE. Neither party hereto shall be in default hereunder by reason of its delay in the performance or failure to perform any of its obligations hereunder for any event, circumstance, or cause beyond its control such as, but not limited to, acts of God, strikes, lock-outs, general governmental orders or restrictions, war, threat of war, hostilities, revolution, riots, epidemics, power shortages, fire, earthquake or flood. The party affected by any such event shall notify the other party within a maximum period of fifteen (15) days from its occurrence. The performance of the Agreement shall then be suspended for as long as any such event shall prevent the affected party from performing its obligations under the Agreement.

     13.6. SEVERABILITY. The provisions of the Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     13.7. HEADINGS; COUNTERPARTS. The headings of the articles and several paragraphs of the Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Agreement. This Agreement may be signed in counterparts.

     13.8. WAIVER. The waiver of a default hereunder by one party may be effected only by a written acknowledgment signed by the other party and shall not constitute a waiver of any other default. The failure of either party to enforce any right or remedy for any one default shall not be deemed a waiver of said right or remedy if the party persists in such default or commits any other default, nor shall such failure in any way affect the validity of the Agreement or any part hereof.

     13.9. INDEPENDENT PARTIES. Nothing in the Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a partnership, joint venture or formal business entity of any kind; and the rights and obligations of the parties shall be limited to those expressly set forth herein.

     IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed as of the Effective Date.

drkoop.com, Inc.                        Salon Internet, Inc.

Signature: /s/ Ian Bagnall             Signature: /s/ Andrew Ross
          -------------------------               ------------------------------

Name: Ian Bagnall                       Name: Andrew Ross
     ------------------------------          -----------------------------------

Title: Vice President, Business         Title: Vice President, Business
       Development                             Development
      -----------------------------           ----------------------------------

                                   EXHIBIT A


                                  DKC CONTENT

                                   EXHIBIT B


                                 SALON CONTENT

                                   EXHIBIT C


                           ON-LINE SERVICE AGREEMENT

                                   EXHIBIT D

                                DKC TRADEMARKS

TRADEMARKS:


[LOGO]

a drkoop.com
COMMUNITY

                                   EXHIBIT E


                               SALON TRADEMARKS